Exhibit 10.16

EQUITY COMMITMENT LETTER AGREEMENT

July 26, 2006

Magna Entertainment Corp.

337 Magna Drive

Aurora, Ontario

L4G 7K1, Canada

Attn:  General Counsel

Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of November 8, 2005 (such agreement, as amended by the First Amendment thereto dated as of the date hereof, and as further amended, supplemented or otherwise modified from time to time, the “Stock Purchase Agreement”), by and between Magna Entertainment Corp., a Delaware corporation (“Magna”), in its capacity as seller thereunder (“Seller”), and PA Meadows, LLC, a Delaware limited liability company (“PA Meadows”), in its capacity as buyer thereunder, and to that certain Post-Closing and Note Issuance Agreement, dated as of the date hereof (such agreement, as amended, supplemented or otherwise modified from time to time, the “Note Agreement”), by and among PA Meadows, in its capacity as borrower thereunder, Magna, in its capacity as agent thereunder (together with its successors, “Note Agent”), the holders party thereto from time to time (the “Holders” and, together with Note Agent, Seller and Operator (as such term is defined in the Note Agreement), the “Beneficiaries”) and, solely for purposes of Section 10.15 of the Note Agreement, PA MezzCo, LLC, a Delaware limited liability company, and Cannery Casino Resorts, LLC, a Nevada limited liability company, in their capacity as parent entities thereunder (PA MezzCo, LLC and Cannery Casino Resorts, LLC referred to collectively herein as the “Parent Entities”).

The Stock Purchase Agreement and Note Agreement contemplate a transaction whereby, upon the terms and subject to the conditions set forth in the Note Documents and the Transaction Documents, among other things, PA Meadows is acquiring from Magna all of the issued and outstanding shares of common stock of (i) MEC Pennsylvania Racing, Inc., a Pennsylvania corporation, (ii) Mountain Laurel Racing, Inc., a Delaware corporation, and (iii) Washington Trotting Association, Inc., a Delaware corporation, in exchange for issuing to Magna in its capacity as a Holder (x) Tranche A Junior Notes in the principal amount of $175,000,000 (as defined in the Note Agreement, the “Tranche A Notes”) and (y) Tranche B Junior Notes in the principal amount of $25,000,000 (as defined in the Note Agreement, the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Note Agreement.

In consideration of the premises and the mutual covenants, agreements, obligations and conditions contained herein and the Note Documents and the Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OCM AcquisitionCo, LLC, a Nevada limited liability company (the “Equity Obligor”), and Magna, acting as agent on behalf of all Beneficiaries for all purposes hereunder, intending to be legally bound hereby, agree as follows (this letter agreement, as amended, supplemented or otherwise modified from time to time, the “Agreement”):

1.             Irrevocable Undertaking. In order to induce Beneficiaries to enter into the Note Documents and the Transaction Documents to which each is a party and in recognition of the commitment of Equity Obligor to Beneficiaries to fund, either directly or indirectly and together with the Parent Entities, not less than $25,000,000 to PA Meadows, Equity Obligor irrevocably agrees to pay the following obligations when the same shall become due and payable hereunder, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due and payable but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute (the “Bankruptcy Code”)): any and all unsatisfied indemnification obligations due and payable by PA Meadows or any of its subsidiaries (collectively, the “PA Meadows Subsidiaries” (it being understood that a Person is not a “PA Meadows Subsidiary” at any time it is not a subsidiary of PA Meadows) and, together with PA Meadows, the “PA Meadows Parties”) pursuant to the indemnification terms and conditions of the Note Agreement, the Stock Purchase Agreement or the Racing Services Agreement and any and all unsatisfied obligations due and payable by either Parent Entity as a result of its breach of Section 10.15 of the Note Agreement (all such obligations collectively, the “Equity Commitment Obligations”).

In addition to the foregoing, in order to induce Beneficiaries to enter into the Note Documents and the Transaction Documents to which each is a party and in recognition of Equity Obligor’s commitment to Beneficiaries to fund, either directly or indirectly and together with the Parent Entities, not less than $25,000,000 to PA Meadows, following the occurrence of a Bankruptcy Event, Equity Obligor irrevocably guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Obligations (as such term is defined in the Note Agreement) of the PA Meadows Parties when the same shall become due and payable hereunder, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due and payable but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). For purposes hereof, a “Bankruptcy Event” means any of the following: any PA Meadows Party (i) commences a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or file any petition thereunder, (ii) consents to the institution of any proceeding or petition under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; (iii) consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law; (iv) applies for or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (v) makes any assignment for the benefit of creditors; (vi) admits in writing its inability to pay its debts as such debts become due; or (vii) adopts any resolution or otherwise authorize any action to approve any of the actions referred to in clauses (i) through (vi) above.

The Equity Commitment Obligations and the obligations described in the preceding paragraph are collectively referred to herein as the “Guarantied Obligations”.

Equity Obligor further acknowledges and agrees that the Holders have agreed to accept the Notes in exchange for the shares transferred pursuant to the Stock Purchase Agreement on the assumption (agreed upon by all relevant parties, including Equity Obligor) that the value of the Tranche A Notes, as of the date hereof, for all purposes is $175,000,000 and that the value of the Tranche B Notes, as of the date hereof, for all purposes is $25,000,000. Equity Obligor waives any and all rights, directly or indirectly, to allege or otherwise claim in connection with any determination under this Agreement that the value of the Notes is less than as provided in the preceding sentence.

Any interest or other charges or expenses on any portion of the Guarantied Obligations that accrues or is incurred during the period of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization or liquidation of any PA Meadows Party (or, if interest or other charges or expenses on any portion of the Guarantied Obligations ceases to accrue or to be allowed as a claim by operation of law by reason of the commencement of said proceeding, such interest or other charges or expenses as would have accrued or have been allowed as a claim on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Equity Obligor and Beneficiaries that the Guarantied Obligations should be determined without regard to any rule of law or order in bankruptcy, insolvency, receivership, reorganization or liquidation that may relieve any PA Meadows Party of any portion of such Guarantied Obligations.

In the event that all or any portion of the Guarantied Obligations is paid by Equity Obligor, any PA Meadows Party or any Affiliate of any PA Meadows Party, the obligations of Equity Obligor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or for similar reasons, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

2.             Limitations on Guarantied Obligations. Anything contained in this Agreement to the contrary notwithstanding (but subject to the provisos to this sentence), the obligations of Equity Obligor hereunder shall be limited at any time of determination to the Maximum Guarantied Amount (as defined below); provided, that the foregoing limitation shall not apply to the obligations under Section 10 hereof; provided, further, that any reduction of the Maximum Guarantied Amount shall be subject to reinstatement as provided in the last paragraph of Section 1 hereof. As used in herein, the “Maximum Guarantied Amount” at any time means $25,000,000, minus the aggregate sum of, without double-counting, (i) the dollar amount of any payment in cash made by or on behalf of Equity Obligor, including directly or by way of drawings under any letter of credit or demands under any guaranty, to any Beneficiary in connection with this Agreement prior to such time (except to the extent such amounts represent payments of expenses described in Section 10 hereof), and (ii) the dollar amount of any payment in cash made by any guarantor of the Equity Obligor to any Beneficiary in connection with the Guarantied Obligations prior to such time (except to the extent such amounts represent payments of expenses described in Section 10 hereof), and (iii) the dollar amount of any equity contributions to PA Meadows on or after the date hereof made directly or indirectly by Equity Obligor or any direct or indirect equityholder of PA Meadows prior to the occurrence of a Bankruptcy Event or Specified Default Trigger Event that are either (a) used in the Business and paid to third parties (excluding any Affiliate of PA Meadows) prior to such time or (b) used by PA Meadows to fulfill any obligation, including any Obligations (as such term is defined in the Note Agreement), to the Beneficiaries under any Note Document or any Transaction Document prior to such time, and (iv) the dollar amount of any payment in cash made by PA Meadows or either Parent Entity to any Beneficiary pursuant to the Note Documents or Transaction Documents prior to such time. In no event shall the Beneficiaries in the aggregate be entitled to multiple recoveries exceeding 100% of a Guarantied Obligation that is due and payable. With respect to any payment otherwise due and payable hereunder, Equity Obligor shall be entitled to the benefit of any set-off, netting, offset, recoupment or similar rights that it or any PA Meadows Party may have with respect to any Beneficiary.

3.             Payments under Agreement. If a Bankruptcy Event has not occurred and if (a) PA Meadows and Magna mutually agree in writing, or it is determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction or an arbitrator, that a Guarantied Obligation is due and payable by a PA Meadows Party pursuant to the indemnification terms and conditions of the Note Agreement, the Stock Purchase Agreement or the Racing Services Agreement, or (b) a Parent Entity and Magna mutually agree in writing, or it is determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction or an arbitrator, that a Guarantied Obligation is due and payable by such Parent Entity as a result of its breach of Section 10.15 of the Note Agreement, then within 10 Business Days of Equity Obligor’s receipt of written notice from Magna (x) stating that an event described in clause (a) or (b) above has occurred, (y) attaching a true and complete copy of the written agreement or judgment relating to such event and (z) stating that no less than 10 Business Days have elapsed since Magna made a written request to PA Meadows to satisfy the subject Guarantied Obligation and that the subject Guarantied Obligation has not been fully satisfied, Equity Obligor shall make payment to Magna (in addition to payment to Magna of the expenses, if any, described in Section 10 hereof that are due and payable to Magna) in the amount of such unsatisfied Guarantied Obligation.

If a Bankruptcy Event has occurred and if PA Meadows and Magna mutually agree in writing, or it is determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction or an arbitrator, that an Obligation (as such term is defined in the Note Agreement) is due and payable by a PA Meadows Party pursuant to the Note Agreement, then within 15 Business Days of Equity Obligor’s receipt of written notice from Magna (A) stating that such an event has occurred, (B) attaching a true and complete copy of the written agreement or judgment relating to such event and (C) stating that the subject Obligation has not been fully satisfied, Equity Obligor shall make payment to Magna (in addition to payment to Magna of the expenses, if any, described in Section 10 hereof that are due and payable to Magna) in the amount of such unsatisfied Obligation.

Each payment to Magna by or on account of any obligation of Equity Obligor under this Agreement shall be made in United States dollars, in immediately available funds, to the following account:

Bank:

Wells Fargo Bank

Bank address:

1000 Lakes Drive, Suite 250

West Covina, California 91790

Bank ID:

121000248

Bank Account:

4758361067

or such other account as may from time to time be designated as a replacement account in a written notice delivered by Magna to Equity Obligor. Magna (and not Equity Obligor, any PA Meadows Party, either Parent Entity or any guarantor of the Equity Obligor) shall be solely responsible for transmitting such payment received to the proper Beneficiary entitled thereto.

Notwithstanding anything in this Agreement to the contrary, any payment made on behalf of Equity Obligor by PA Meadows, any Affiliate of PA Meadows (other than a PA Meadows Subsidiary), either Parent Entity or any guarantor of the Equity Obligor to any Beneficiary in fulfillment of any payment obligation hereunder shall be deemed made by Equity Obligor hereunder.

4.             Obligations Absolute; Continuing Guaranty. The obligations of Equity Obligor hereunder are irrevocable, absolute and independent and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety, other than payment in full of the Guarantied Obligations or the termination of this Agreement pursuant to Section 5 hereof (subject, in the case of Sections 5(i) and 5(iii) hereof only, to the last paragraph of Section 1 hereof to the extent provided in Section 5 hereof). In furtherance of the foregoing and without limiting the generality thereof, Equity Obligor agrees that: (a) this Agreement is a guaranty of payment of the Guarantied Obligations when due and payable and not of collectibility; (b) the obligations of Equity Obligor hereunder are independent of the obligations of any guarantor of obligations of the Equity Obligor, any PA Meadows Party or either Parent Entity and a separate action or actions may be brought and prosecuted against Equity Obligor whether or not any action is brought against any of such other guarantors; provided, that in no event shall the Beneficiaries in the aggregate be entitled to multiple recoveries exceeding 100%

of a Guarantied Obligation that is due and payable; (c) the payment of a portion, but not all, of the Guarantied Obligations by Equity Obligor, PA Meadows, either Parent Entity or any guarantor of the Equity Obligor will be applied to reduce the Maximum Guarantied Amount to the extent provided in Section 2 hereof, but shall in no way limit, affect, modify or abridge Equity Obligor’s liability for any portion of the Guarantied Obligations which is due and payable and has not been paid; and (d) Equity Obligor’s obligations under this Agreement shall not be in any respect diminished, limited, impaired or conditioned on the obligations or performance (or lack thereof) of any member or manager under Equity Obligor’s limited liability company agreement nor shall Equity Obligor’s obligations under this Agreement be affected by any other event or circumstance whatsoever affecting Equity Obligor or any of its members or managers or investments. This Agreement is a continuing guaranty and shall be binding upon Equity Obligor and its successors and assigns, and Equity Obligor irrevocably waives any right to revoke this Agreement as to future transactions giving rise to any Guarantied Obligations.

5.             Termination. Except (in the case of Sections 5(i) and 5(iii) hereof only) as set forth in the last paragraph of Section 1 hereof to the extent provided in this Section 5, this Agreement shall terminate upon the earlier of (i) such time as (a) the Maximum Guarantied Amount shall be reduced to zero in accordance with the terms hereof and (b) Equity Obligor shall have paid Magna all amounts described in Section 10 hereof that have accrued and are unpaid, (ii) the Repayment Date (as such term is defined in the Stock Purchase Agreement), and (iii) the date that is 180 days after the earlier of (a) the date of a Stock Transfer and (b) the date of a Specified Default Trigger Event; provided, that, for purposes of clause (iii) only, if written notice of one or more bona fide Guarantied Obligations has been given to Equity Obligor by Magna prior to the date specified in clause (iii), without giving effect to this proviso, and such Guarantied Obligations have not be finally resolved or satisfied, then such date shall be extended until such date as such Guarantied Obligations (and not including any other Guarantied Obligations) have been finally resolved or satisfied. Upon and after such termination of this Agreement, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no further obligation or liability on the part of any party hereto, except (A) in the case of Section 5(i) hereof only, the provisions of the last paragraph of Section 1 hereof shall continue to apply following such termination and (B) in the case of Section 5(iii) hereof only, the provisions of the last paragraph of Section 1 hereof shall continue to apply following such termination until the one year anniversary of the date on which the last payment of a Guarantied Obligation was made by Equity Obligor, any PA Meadows Party or any Affiliate of any PA Meadows Party prior to such termination (it being understood that if no such payment was made prior to such termination, then this clause (B) shall not apply). In addition, upon and after such termination of this Agreement and if requested by Equity Obligor, Magna, on behalf of all Beneficiaries, shall deliver to Equity Obligor a termination certificate in the form set forth on Exhibit A to this Agreement executed by Magna, on behalf of all Beneficiaries.

6.             Actions by Beneficiaries. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any impairment or discharge of Equity Obligor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of any

Guarantied Obligations in accordance with the terms of the Note Agreement, the Stock Purchase Agreement and the Racing Services Agreement, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of any Guarantied Obligations and take and hold security for the payment of this Agreement or any Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of any Guarantied Obligations, any other guaranties of any Guarantied Obligations, or any other obligation of any Person with respect to any Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary or any Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that any Beneficiary may have against any such security, as any Beneficiary in its discretion may determine, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to any Beneficiary under the Note Documents or the Transaction Documents, at law or in equity.

7.             No Discharge. This Agreement and the obligations of Equity Obligor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than the limitations set forth in this Agreement, the payment in full of the Guarantied Obligations and, subject (in the case of Sections 5(i) and 5(iii) hereof only) to the last paragraph of Section 1 hereof to the extent provided in Section 5 hereof, the termination of this Agreement pursuant to Section 5 hereof), including without limitation the occurrence of any of the following, whether or not Equity Obligor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to any Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of any Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Note Documents or the Transaction Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for any Guarantied Obligations, (c) any Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source (other than payments to any Beneficiary by Equity Obligor, PA Meadows, the Parent Entities or any guarantor of the Equity Obligor) to the payment of indebtedness other than the Guarantied Obligations, even though a Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, and (f) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Equity Obligor as an obligor in respect of the Guarantied Obligations.

8.             Waivers. Equity Obligor waives, for the benefit of each Beneficiary: (a) any right to require any Beneficiary, as a condition of payment by Equity Holder, to (i) proceed against any PA Meadows Party or any other Person (except as referenced in Section 3 hereof), (ii) proceed against or exhaust any security held from Equity Obligor, any PA Meadows Party or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of PA Meadows or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any PA Meadows Party, either Parent Entity or any guarantor of the Equity Obligor, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any PA Meadows Party, either Parent Entity or any guarantor of the Equity Obligor as a result of a bankruptcy or insolvency proceeding, other than the payment in full of the Guarantied Obligations and, subject (in the case of Sections 5(i) and 5(iii) hereof only) to the last paragraph of Section 1 hereof to the extent provided in Section 5 hereof, the termination of this Agreement pursuant to Section 5 hereof; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith, willful misconduct or gross negligence; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Equity Obligor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Equity Obligor’s liability hereunder or the enforcement hereof, and (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any lien or any property subject thereto; (f) except as required by this Agreement, notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of any renewal, extension or modification of any Guarantied Obligations or any agreement related thereto, notices of any extension of credit to any PA Meadows Party and notices of any of the matters referred to in Sections 6 and 7 hereof and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

9.             Equity Obligor’s Rights of Subrogation, Etc.; Subordination of Other Obligations. Until all Guarantied Obligations shall have been paid in full or, subject (in the case of Sections 5(i) and 5(iii) hereof only) to the last paragraph of Section 1 hereof to the extent provided in Section 5 hereof, this Agreement shall have terminated pursuant to Section 5 hereof, Equity Obligor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Equity Obligor now has or may hereafter have against any PA Meadows Party or any its assets in connection with this Agreement or the performance by Equity Obligor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Equity Obligor now has or may hereafter have against any PA Meadows Party, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any PA Meadows Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. Equity Obligor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement and indemnification as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Equity Obligor may have against any PA Meadows Party or against any collateral or security, shall be junior and subordinate to any rights any Beneficiary may have against any PA Meadows Party, and to all right, title and interest any Beneficiary may have in any such collateral or security.

Any indebtedness or contingent obligation of any PA Meadows Party now or hereafter held by Equity Obligor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness or other obligation of any PA Meadows Party to Equity Obligor collected or received by Equity Obligor after a payment required to be made to Magna under this Agreement shall not have been paid, and any amount paid to Equity Obligor on account of any subrogation, reimbursement, or indemnification referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Magna, on behalf of all Beneficiaries, and shall forthwith be paid over to Magna when a Guarantied Obligation under this Agreement becomes due and payable to be credited and applied against the Guarantied Obligations.

10.           Expenses. Equity Obligor agrees to pay on demand, and to save Magna harmless against liability for, any and all reasonable and documented out-of-pocket costs and expenses (including fees, costs and disbursements of outside counsel) incurred or expended by Magna, on behalf of all Beneficiaries, in connection with the enforcement of, or preservation of any rights under, this Agreement, in each case pursuant to a non-frivolous action of Magna against Equity Obligor. Except as provided in this Section 10, neither party hereto shall have any liability to the other party hereto under this Agreement for consequential or punitive damages, it being understood that this sentence shall not restrict the recovery of interest due and payable by the terms of this Agreement.

11.           Financial Condition of PA Meadows Parties. No Beneficiary shall have any obligation, and Equity Obligor waives any duty on the part of any Beneficiary, to disclose or discuss with Equity Obligor its assessment, or Equity Obligor’s assessment, of the financial condition of any PA Meadows Party, any Affiliate of any PA Meadows Party or either Parent Entity or any matter or fact relating to the business, operations or condition of any PA Meadows Party, any Affiliate of any PA Meadows Party or either Parent Entity. Equity Obligor has adequate means to obtain information from each PA Meadows Party, each Affiliate of any PA Meadows Party and either Parent Entity on a continuing basis concerning the financial condition of each PA Meadows Party, each Affiliate of any PA Meadows Party and either Parent Entity and its ability to perform its obligations guarantied under this Agreement, and Equity Obligor assumes the responsibility for being and keeping informed of the financial condition of each PA Meadows Party, each Affiliate of any PA Meadows Party and either Parent Entity and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Equity Obligor confirms that it has received and reviewed copies of the Note Documents and the Transaction Documents.

12.           Representations and Warranties. In order to induce Beneficiaries to enter into the Note Documents and the Transaction Documents to which each is a party, Equity Owner represents and warrants to Beneficiaries, as of the date hereof:

(a)           Equity Obligor is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada. Equity Obligor has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, and to carry out the transactions contemplated hereby.

(b)           The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Equity Obligor.

(c)           The execution, delivery and performance by Equity Obligor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Equity Obligor in any material respect, the organizational documents of Equity Obligor (including without limitation the limited liability company agreement of Equity Obligor) or, in any material respect, any order, judgment or decree of any court or other Governmental Authority binding on Equity Obligor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Equity Obligor, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of Equity Obligor, or (iv) require any approval of equity holders or any approval or consent of any Person under any contractual obligations of Equity Obligor.

(d)           The execution, delivery and performance by Equity Obligor of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not require any license, permit, registration, authorization, approval, plan, directive, consent, order or consent decree from, or notice to, any Governmental Authority, other than as required by applicable gaming or harness racing law and the rules and regulations promulgated thereunder (each of which has been or will be obtained).

(e)           This Agreement has been duly executed and delivered by Equity Obligor and is the legally valid and binding obligation of Equity Obligor, enforceable against Equity Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

13.           Covenants of Equity Obligor. Equity Obligor covenants and agrees that, so long as it has any payment obligations under this Agreement, Equity Obligor will, unless Magna shall otherwise consent in writing, perform or observe, all of the following terms, covenants and agreements:

(a)           Equity Obligor will promptly take all actions as may be reasonably necessary to ensure that the payment obligations of Equity Obligor under this Agreement will at all times constitute unsecured unsubordinated general obligations of Equity Obligor ranking at least pari passu in priority of payment with all other present and future unsecured unsubordinated general obligations of Equity Obligor.

(b)           Equity Obligor will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

(c)           Equity Obligor will give to Magna prompt notice of the occurrence of Equity Obligor Default or of a condition or event that, after notice or lapse of time or both, would constitute a Equity Obligor Default. As used herein, “Equity Obligor Default” means any of the following events:

(i)            a default by Equity Obligor in performance of or compliance with any material term contained in this Agreement (other than those set forth in clause (ii) below), if such default has not been remedied or waived within 20 Business Days after the occurrence of such default; or

(ii)           a default by Equity Obligor in performance of or compliance with Section 3 or Section 13(b) hereof; or

(iii)          any representation or warranty made by Equity Obligor herein shall be false in any material respect on the date as of which made; or

(iv)          (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Equity Obligor in an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law; or (2) an involuntary case shall be commenced against Equity Obligor under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Equity Obligor, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Equity Obligor for all or a substantial part of its property, and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged; or

(v)           (1)  Equity Obligor shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or Equity Obligor shall make any assignment for the benefit of creditors; or (2)  Equity Obligor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable; or (3) the governing body of Equity Obligor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (1)  or (2) above.

14.           Amendments and Waivers. This Agreement may not be amended or modified, the time for the performance of any of the obligations or other acts of the parties hereto may not be changed and compliance with any of the agreements or conditions contained herein may not be waived, except in each case by an instrument in writing signed by Magna and Equity Obligor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

15.           Capacity. It is not necessary for any Beneficiary to inquire into the capacity or powers of Equity Obligor or the officers, directors or any agents acting or purporting to act on behalf of any of them.

16.           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to the Beneficiaries. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Magna and Equity Obligor shall negotiate in good faith to modify this Agreement so as to effect the original intent of each as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.           Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York (including without limitation section 5-1401 of the General Obligations law of the State of New York), without regard to conflicts of laws principles. Magna, on behalf of all Beneficiaries, and Equity Obligor hereby agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of New York and the courts of the State of New York located in the County of New York, State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement. The parties hereto agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to any party hereto at its address set forth below, such service being acknowledged by the parties hereto to be sufficient for personal jurisdiction in any action in any such court and to be otherwise effective and binding service in every respect.

(i)                                     if to Magna:

Magna Entertainment Corp.

337 Magna Drive

Aurora, Ontario

L4G 7K1, Canada
Facsimile:  905-726-7177

Attn:  General Counsel

with a copy to:

Magna Entertainment Corp.

285 West Huntington Drive

Arcadia, California 91007

Facsimile:  626-821-1559

Attn:  Chief US Counsel

(ii)                                  if to Equity Obligor:

OCM AcquisitionCo, LLC

c/o Oaktree Capital Management

333 S. Grand Avenue, 28th Floor

Los Angeles, California 90071-1560

Facsimile: 213-830-6394

Attn:  Stephen Kaplan

with a copy to:

Munger, Tolles & Olson, LLP

355 S. Grand Avenue

Los Angeles, CA 90071-1560

Facsimile:  213-687-3702

Attn:  Sandra Seville-Jones, Esq.

Nothing herein shall affect the right to serve process in any other manner permitted by law.

18.           Waiver Of Jury Trial. EACH OF MAGNA, ON BEHALF OF ALL BENEFICIARIES, AND EQUITY HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EQUITY OBLIGOR AND ANY

BENEFICIARY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

19.           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by internationally recognized courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment), or upon receipt by facsimile transmission (with confirmation), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties hereto at the addresses set forth in Section 17 hereof (or at such other address as any party hereto may specify in a notice given in accordance with this Section 19).

20.           Remedies Cumulative. The rights, powers and remedies given to each Beneficiary by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to any Beneficiary by virtue of any statute or rule of law or in the Note Documents or the Transaction Document or any agreement between Equity Obligor and any Beneficiary; provided, that in no event shall the Beneficiaries in the aggregate be entitled to multiple recoveries exceeding 100% of a Guarantied Obligation that is due and payable. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

21.           Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

22.           Opening of Escrow. If, in connection with this Agreement, Equity Obligor and Magna determine to execute an escrow agreement and open escrow, each shall provide the escrow agent of such escrow with all information and documentation reasonably requested by such escrow agent in connection with the opening of such escrow prior to the date such escrow is required to be opened.

23.           Agent. Magna shall act as agent on behalf of all Beneficiaries for all purposes hereunder, including without limitation for purposes of executing this Agreement on behalf of all Beneficiaries; provided, that, in the event that MID becomes the Note Agent under the Note Agreement pursuant to Section 9.7 thereof, MID shall become the agent on behalf of all Beneficiaries for all purposes hereunder upon (and only upon) the execution of an acknowledgement hereto by Equity Obligor, MID and Magna reasonably satisfactory to each of Equity Obligor and MID pursuant to which each of MID and Magna agrees and acknowledges that MID, effective as of the date of such acknowledgement, assumes such agency role and that Magna, effective as of the date of such acknowledgement, resigns from such agency role, it being understood that Equity Obligor shall be entitled to treat Magna as the agent on behalf of all Beneficiaries for all purposes hereunder unless and until such acknowledgement is executed by Equity Obligor, MID and Magna. Magna represents and warrants to Equity Obligor (or, in the event MID assumes such agency role pursuant to the acknowledgement described in the preceding sentence, MID shall represent and warrant to Equity Obligor in such acknowledgement) that, so long as it acts as agent hereunder, it has all necessary power and authority to act, including without limitation having all approvals or consents necessary to act, as agent on behalf of all Beneficiaries for all purposes hereunder.

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If the foregoing accurately reflects our understanding, please indicate your acceptance of the terms and conditions set forth in this Agreement by signing in the area indicated below and returning a countersigned original to us, whereupon this Agreement shall constitute a binding agreement among the parties hereto.

Sincerely,

OCM ACQUISITIONCO, LLC

		By:	/s/ Stephen Kaplan
			Name:	Stephen A. Kaplan
			Title:	Manager

		By:	/s/ Ronald Beck
			Name:	Ronald N. Beck
			Title:	Manager

Agreed to and accepted as of
the date first above written by

MAGNA ENTERTAINMENT CORP., AS AGENT

By:	/s/ B. Tohana
Name: Blake Tohana
Title: Authorized Signatory

By:	/s/ Mary Lyn Seymor
Name: Mary Lyn Seymor
Title: Authorized Signatory